Exhibit 10.8

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT is entered into effective as of June 30, 2015, by and between NewStar Business Credit, LLC, a Delaware limited liability company, as Administrative Agent (the “Secured Party”) for the Lenders (as defined below) under the Loan Agreement (as defined below), and Mad Catz Interactive, Inc., a corporation organized under the Canada Business Corporations Act (the “Pledgor”).

WHEREAS, Mad Catz, Inc., a Delaware corporation (“Borrower”), Pledgor, 1328158 Ontario Inc., an Ontario corporation (“MCC”), Secured Party and the Lenders from time to time party thereto (the “Lenders”) have entered into that certain Loan and Security Agreement, dated of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have agreed to make available a revolving line of credit to Borrower, all in accordance with and subject to the terms and conditions set forth in the Loan Agreement;

WHEREAS, the Pledgor owns, directly or indirectly, 100% of the Equity Interests in Borrower and in MCC;

WHEREAS, it is a condition precedent to the Lenders’ obligations to make the Loans and advances under the Loan Agreement, that the Pledgor, among other things, shall (a) execute and deliver a Guaranty Agreement of even date herewith in favor of Secured Party, for the benefit of Lender Parties, guarantying all obligations of Borrower under the Loan Agreement and the other Loan Documents and (b) execute and deliver this Agreement and pledge to Secured Party, for the benefit of the Lender Parties, the Pledged Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined);

WHEREAS, Pledgor acknowledges and confirms that, (a) it will directly or indirectly benefit from the Loans from Lenders to Borrower, (b) the Loans constitute valuable consideration to Pledgor, (c) this Agreement is intended to be an inducement to Lenders to execute, deliver and perform the Loan Agreement and the other Loan Documents and for Lenders to extend the Loans to Borrower, and (d) each Lender is relying upon this Agreement in making and advancing the Loans to Borrower;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, and as an inducement for Secured Party and each Lender to enter into the Loan Agreement and other Loan Documents, the parties hereto, intending to be legally bound hereby, do agree as follows:

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1.	DEFINITIONS AND REFERENCES

1.1.	Defined Terms

As used in this Agreement (including the recitals hereof), the following terms shall have the meanings specified in this Section 1.1:

“Agreement” means this Pledge Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Company Rights” means, collectively, all LLC Rights, all Partnership Rights and all Pledged Shares.

“Company Rights to Payments” means, collectively, all LLC Rights to Payments, Partnership Rights to Payments and all rights in respect of Pledged Shares described in item (iii) of the definition thereof.

“Domestic Subsidiary” means any direct subsidiary of Pledgor that is organized under the laws of the United States of America, any state thereof, the District of Columbia, Canada or any Province or Territory of Canada.

“Equity Interest” means, with respect to any Person, shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such interest.

“Issuer” means each of Borrower, MCC and each other Domestic Subsidiary of Pledgor.

“Lender Parties” means, collectively, Secured Party and Lenders.

“LLC Agreements” means, collectively, any and all articles or certificates forming any Issuer that is a limited liability company now owned or hereafter acquired by the Pledgor and any operating agreement, limited liability company agreement or other agreement governing any such Issuer or the relations among the members and/or managers of any such Issuer.

“LLC Rights” means, collectively, all LLC Units, all LLC Rights to Payments, all LLC Agreements and all other interests and rights of Pledgor in any limited liability company Issuer now owned or hereafter acquired by Pledgor, including without limitation any right to cause the dissolution of any such Issuer or to appoint or nominate a successor to Pledgor as a member of any such Issuer and all Proceeds of the foregoing.

“LLC Rights to Payments” means, collectively, all proceeds, interest, profits, and other payments or rights to payment attributable to Pledgor’s interests in any limited liability company Issuer now owned or hereafter acquired by Pledgor, and all distributions, cash, instruments and other property now or hereafter received, receivable or otherwise made with respect to or in exchange for any interest of Pledgor in any such Issuer, including interim distributions, returns of capital, loan repayments, and payments made in liquidation of any such Issuer, and whether or not the same arise or are payable under any LLC Agreements.

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“LLC Units” means, collectively, (i) all membership or limited liability company ownership interests or other ownership interests of Pledgor in any limited liability company Issuer, whether now owned or hereafter acquired by Pledgor, including without limitation, the limited liability companies listed on Schedule 1.1 and, (ii) all certificates representing any such units, all options and other rights, contractual or otherwise, at any time existing with respect to such units, and all dividends, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such units.

“Obligor” means the Pledgor, Borrower and any other Person who may now or may at any time hereafter be primarily or secondarily liable for any of the Secured Obligations or who may now or may at any time hereafter have granted to Secured Party a lien upon any property as security for the Secured Obligations.

“Partnership” means any general partnership, limited liability partnership or limited partnership Issuer and any successor of any such partnership.

“Partnership Agreements” means, collectively, any articles or certificate forming any Partnership now owned or hereafter acquired by the Pledgor or any partnership agreement or any other agreement governing any such Partnership or the relations among the partners in any such Partnership.

“Partnership Rights” means, collectively, the Partnership Rights to Payments, the Partnership Agreements and all other interests and rights of the Pledgor in any Partnership now owned or hereafter acquired by the Pledgor, including without limitation any right to cause the dissolution of such Partnership or to appoint or nominate a successor to the Pledgor as a partner in such Partnership and all Proceeds of the foregoing.

“Partnership Rights to Payments” means, collectively, (i) all proceeds, interest, profits, and other payments or rights to payment attributable to the Pledgor’s interests in any Partnership now owned or hereafter acquired by the Pledgor, including without limitation, the Partnerships listed on Schedule 1.1, and (ii) all distributions, cash, instruments and other property now or hereafter received, receivable or otherwise made with respect to or in exchange for any interest of the Pledgor in any such Partnership, including interim distributions, returns of capital, loan repayments, and payments made in liquidation of any such Partnership, and whether or not the same arise or are payable under any Partnership Agreements.

“Partnership Units” means, collectively, (i) all limited partnership or limited liability partnership interests of Pledgor in any Issuer that is a limited partnership or a limited liability partnership and, (ii) all certificates representing any such units, all options and other rights, contractual or otherwise, at any time existing with respect to such units, and all dividends, cash instruments and other property now or hereafter received, receivable, or otherwise distributed in respect of or in exchange for any or all of such units.

“Pledged Collateral” means, collectively and each individually, (i) the Company Rights, (ii) the Company Rights to Payments and (iii) any and all replacements, products and cash and non-cash proceeds of, and dividends, distributions in property, returns of capital or other distributions made on or with respect to, any of the foregoing Equity Interests and ownership interests.

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“Pledged Shares” means, collectively, (i) all of the issued and outstanding shares of stock or other Equity Interests or securities of the Pledgor in any Issuer owned or held of record or beneficially by the Pledgor on the date hereof, including but not limited to such shares of stock and equity securities described in Schedule 1.1; (ii) all other shares of stock or other equity securities now owned or hereafter acquired by the Pledgor in an Issuer, whether of the Issuers listed on Schedule 1.1 or any other Person; (iii) all certificates representing any such shares and equity securities, all options, and other rights, contractual or otherwise, at any time existing with respect to such shares, and all distributions, dividends, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any interest of Pledgor in any corporate Issuer, including interim distributions, returns of capital loan repayments and payments made in liquidation of any such Issuer, and whether or not the same arise or are payable under any articles or certificate of incorporation or the bylaws of such Issuer; and (iv) any articles of certificate of incorporation forming any corporate Issuer now owned or hereafter acquired by the Pledgor or any bylaws or other agreement governing any such Issuer or the relations among the shareholders of any such Issuer and all rights thereunder.

“Secured Obligations” has the meaning given to such term in Section 2(a) hereof.

1.2.	Accounting Terms

Unless otherwise specified, as used in this Agreement or in any certificate, report, instrument or other document made or delivered pursuant to this Agreement, all accounting terms not defined in this Agreement or in the Loan Agreement shall have the meanings given to such terms in and shall be interpreted in accordance with GAAP (as defined in the Loan Agreement).

1.3.	Other Definitional Provisions

All capitalized terms in this Agreement (including the recitals hereof) and not defined herein shall have the defined meanings provided in the Loan Agreement. Whenever the context so requires, each reference to gender includes the masculine and feminine, the singular number includes the plural and vice versa. The words “hereof” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to section, article, annex, schedule, exhibit and like references are references to this Agreement unless otherwise specified. A Default or Event of Default shall “continue” or be “continuing” until such Default or Event of Default has been cured or waived by Secured Party in writing. References in this Agreement to any Person shall include such Person and its successors and permitted assigns.

2.	PLEDGE OF COLLATERAL

(a) Pledgor hereby (i) pledges and assigns to Secured Party, for the benefit of the Lender Parties, all of its right, title and interest in and to the Pledged Collateral, whether now or hereafter existing and (ii) grants to Secured Party, for the benefit of the Lender Parties, a continuing first priority security interest in and lien upon the Pledged Collateral, whether now or hereafter existing and the proceeds thereof, as continuing collateral security for the due and punctual payment and performance for (1) the Loans and all other Obligations of Borrower under the Loan Agreement and the other Loan Documents, whether now existing or hereafter incurred or arising, (2) the payment by Pledgor, when due and payable, of all amounts from time to time owing by Pledgor under or in respect of the Guaranty or any other Loan Document, and the due performance by Pledgor of all of its other

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respective obligations under or in respect of the Guaranty or any other Loan Document, in each case whether now existing or hereafter incurred or arising, (3) all other sums payable under the Loan Agreement and the other Loan Documents, whether for principal, interest, fees or otherwise, whether now existing or hereafter incurred or arising, and (4) all renewals, extensions, amendments, modifications, supplements, or restatements of or substitutions for any of the foregoing described in subsections (a)(1) through (a)(3) (all such obligations, indebtedness and liabilities described in (a)(1) through (a)(4) collectively, the “Secured Obligations”).

As used herein, the term “Secured Obligations” refers to all present and future indebtedness, obligations and liabilities of whatever type which are described above in this section, including any interest which accrues after the commencement of any case, proceeding, or other action relating to the bankruptcy, insolvency, or reorganization of Pledgor or any Issuer. Notwithstanding anything in this Agreement to the contrary, the Secured Obligations shall be limited to a maximum aggregate amount equal to the largest amount that would render this Agreement and/or the security interest granted hereunder subject to avoidance as a fraudulent transfer or conveyance under Applicable Law.

(b) The Pledgor shall (i) deliver to Secured Party all certificates or instruments evidencing or representing the Pledged Collateral, and (ii) deliver to Secured Party all certificates or instruments evidencing or representing any additional Pledged Collateral within five (5) Business Days after the Pledgor’s acquisition of such Pledged Collateral. Until such time as Pledgor has delivered all certificates or instruments evidencing or representing the Pledged Collateral to Secured Party, the Pledgor shall hold such certificates and/or instruments as bailee and agent for the Secured Party. Each such certificate and instrument shall be registered in the name of the Pledgor, duly endorsed in blank or accompanied by an equity power duly executed by the Pledgor in blank, in form and substance reasonably satisfactory to Secured Party, with any and all documentary tax stamps and other documents necessary to cause Secured Party to have a good, valid and perfected continuing first priority pledge of, Lien on and security interest in the Pledged Collateral, free and clear of any other mortgage, pledge, Lien, security interest, hypothecation, assignment, charge, right, encumbrance or transfer or other restriction (individually, an “Encumbrance” and collectively, “Encumbrances”), including, without limitation, any necessary notations in the record books of the Pledgor or the entity in which such equity or ownership interests evidence an ownership stake. At any time following the occurrence and during the continuation of an Event of Default, any or all of the Pledged Collateral, at the option of Secured Party exercised in accordance with Section 3(d) hereof, may be registered in the name of Secured Party or of its nominee, and the Pledgor hereby covenants that, upon demand therefor by Secured Party, the Pledgor shall, or shall cause the Issuer in which such equity or ownership interests evidence an ownership stake to, effect such registration.

(c) Secured Party shall have the right, but not the obligation, to pay any taxes or levies on or relating to the Pledged Collateral and any costs to preserve the Pledged Collateral, which payments shall be made for the account of the Pledgor and shall constitute a part of the Obligations.

(d) Within five (5) Business Days of any request by the Secured Party, the Pledgor, at Pledgor’s own cost and expense, will duly execute and deliver to Secured Party such financing statements, continuation statements, assignments, certificates and/or such other agreements, assignments, instructions or documents as Secured Party may reasonably request relating to the Pledged Collateral or otherwise to enable Secured Party to create, maintain and perfect or from time to time renew the security interests granted hereby or to create, maintain and perfect a security interest in any additional Pledged Collateral hereafter acquired by Pledgor or in any and all additions to and/or replacements, products and proceeds of any of the foregoing, all in form and substance reasonably satisfactory to Secured Party. Pledgor will pay all reasonable fees, costs and expenses associated therewith, including without limitation, the cost of filing any of the foregoing in all public offices or

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other locations wherever Secured Party deems filing to be necessary or desirable. Pledgor irrevocably grants Secured Party the right, at Secured Party’s option, to file any or all of the foregoing pursuant to the Uniform Commercial Code as enacted in the State of Pledgor’s organization and otherwise without Pledgor’s signature, and Pledgor irrevocably appoints Secured Party as Pledgor’s attorney in fact to execute any of the foregoing in Pledgor’s name and to perform all other acts that Secured Party deems appropriate to perfect and continue the security interests conferred by this Agreement or otherwise to effect fully the purposes, terms and conditions of this Agreement, the Loan Agreement and the other Loan Documents.

(e) No injury to, or loss or destruction of, the Pledged Collateral or any Material Adverse Effect shall relieve Pledgor of any of the Secured Obligations.

3.	VOTING RIGHTS, DIVIDENDS AND DISTRIBUTIONS

(a) So long as no Event of Default shall have occurred and be continuing or would result from or be caused by any of the following:

(i) Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Pledged Collateral or any part thereof, subject to the terms hereof;

(ii) Pledgor shall be entitled to receive and retain any and all Company Rights to Payments paid in cash in respect of the Pledged Collateral; provided, however, that, any and all Company Rights to Payments paid or payable other than in cash (including, without limitation, stock and liquidating dividends) in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests or other ownership interests of any Issuer or any other Person or received in exchange for the Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition, transfer, sale or disposition of any Issuer or the Pledged Collateral or other exchange of assets to which Pledgor or any Issuer may be a party or otherwise, and any and all cash and other property received in exchange for or redemption of any of the Pledged Collateral, shall be, and shall promptly, and in any event within two (2) Business Days of receipt thereof, be delivered to Secured Party to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor and be forthwith delivered to Secured Party in the exact form received with any necessary endorsement or appropriate stock powers duly executed in blank, to be held by Secured Party as Pledged Collateral;

(iii) Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, powers of attorney, dividend orders, interest orders and other instruments as Pledgor may request for the purpose of enabling Pledgor to exercise the voting and/or consensual rights and powers that Pledgor is entitled to exercise pursuant to Section 3(a) and/or to receive the Company Rights to Payments that Pledgor is authorized to receive and retain pursuant to Section 3(a); and Pledgor shall execute and deliver to Secured Party all proxies, powers of attorney, dividend orders, interest orders and other instruments and documents as may be required or may be requested by Secured Party to enable Secured Party to receive and retain the Company Rights to Payments in property, returns of capital and other distributions it is authorized to receive and retain pursuant to Section 3(b); and

(b) Upon the occurrence and during the continuation of an Event of Default:

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(i) all rights of the Pledgor to receive the Company Rights to Payments that Pledgor is authorized to receive and retain pursuant to Section 3(a)(ii) shall cease immediately, without any notice to Pledgor or action by or on behalf of Secured Party or any other Person, and all such rights thereupon shall become vested in Secured Party automatically without any action by any Person, and Secured Party shall have the sole and exclusive right and authority to receive and retain such Company Rights to Payments. Upon notice by the Secured Party to the Pledgor, the Secured Party may elect to terminate the Pledgor’s rights to exercise the voting and/or consensual rights and powers that Pledgor is entitled to exercise pursuant to Section 3(a)(i) and upon the delivery of such notice, the Secured Party shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers. In such case, Pledgor shall execute and deliver such proxies, powers of attorney, dividend orders, interest orders and other instruments and documents as Secured Party may request to enable Secured Party to exercise such rights and receive such Company Rights to Payments. In addition, Secured Party is hereby appointed the attorney-in-fact of Pledgor, with full power of substitution, which appointment as attorney-in-fact is irrevocable and coupled with an interest, to take all such actions after the occurrence and continuation of an Event of Default, whether in the name of Secured Party or Pledgor, as Secured Party may consider necessary or desirable for the purpose of exercising such rights and receiving such Company Rights to Payments. Any and all money and other property paid over to or received by Secured Party pursuant to the provisions of this Section 3(b)(i) shall be retained by Secured Party as part of the Pledged Collateral and shall be applied in accordance with the provisions hereof and the Loan Agreement;

(ii) without limiting the generality of the foregoing, Secured Party may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral (other than, except as otherwise expressly allowed hereunder, voting rights pertaining to the Pledged Collateral or any part thereof), as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Issuer, or upon the exercise by any Issuer of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine and any and all rights to dissolve any Issuer or to compel distribution of any Issuer’s assets; and

(iii) all Company Rights to Payments of any kind in respect of Pledged Collateral which are received by Pledgor contrary to the provisions of subsection (b)(i) and (b)(ii) of this section shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to Secured Party as Pledged Collateral in the exact form received, to be held by Secured Party as Pledged Collateral.

4.	REMEDIES ON DEFAULT

(a) Notwithstanding and without limiting any other provision of this Agreement, the Loan Agreement or any of the Loan Documents, if at any time an Event of Default shall have occurred and be continuing, then, Secured Party may from time to time in its discretion, without limitation and without notice except as expressly provided below or by law:

(i) exercise in respect of the Pledged Collateral, in addition to any other rights or remedies provided for herein, under the other Loan Documents or otherwise available to

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it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Pledged Collateral); and

(ii) to the extent permitted by applicable law, without being required to give any notice to Pledgor or to take or do any action (except as provided below or by law):

(A) apply any cash held by it hereunder in the manner provided in Section 4(l); and

(B) collect, receive, appropriate and realize upon the Pledged Collateral or any part thereof, and/or sell, assign, transfer, contract to sell or otherwise dispose of and deliver the Pledged Collateral or any part thereof, in its entirety or in portions, at public or private sale or at any broker’s board, on any securities exchange or at any of Secured Party’s places of business or elsewhere, for cash, upon credit or for future delivery, and at such price or prices as Secured Party may deem best, and Secured Party may (except as otherwise provided by law) be the purchaser of any or all of the Pledged Collateral so sold and thereafter may hold the same, absolutely, free from any right or claim of whatsoever kind.

(b) In the event of a sale as aforesaid, Secured Party may, at any such sale, if it deems it advisable to do so, restrict the number of prospective bidders or purchasers and/or further restrict such prospective bidders or purchasers to Persons who will represent and agree that they are purchasing for their own account, for investment and not with a view to the distribution or resale of the Pledged Collateral, and may otherwise require that such sale be conducted subject to restrictions as to such other matters as Secured Party may deem necessary in order that such sale may be effected in such manner as to comply with all applicable state and federal securities and other laws. Upon any such sale, Secured Party shall have the right to deliver, assign and transfer the Pledged Collateral so sold to the purchaser thereof.

(c) Pledgor hereby acknowledges that, notwithstanding that a higher price might be obtained for the Pledged Collateral at a public sale than at a private sale or sales, the making of a public sale of the Pledged Collateral may be subject to registration requirements under applicable securities laws and other legal restrictions, compliance with which would require such actions on the part of Pledgor, would entail such expenses and would subject Secured Party, any underwriter through whom the Pledged Collateral may be sold or any controlling person of any of the foregoing to such liabilities, as would make a public sale of the Pledged Collateral impractical. Accordingly, Pledgor hereby agrees that private sales made by Secured Party in good faith in accordance with the provisions of this Article 4, may be at prices and on other terms less favorable to the Pledgor than if the Pledged Collateral were sold at a public sale, and that Secured Party shall not have any obligation to take any steps in order to permit the Pledged Collateral to be sold at a public sale, such a private sale being considered or deemed to be a sale in a commercially reasonable manner and that Secured Party shall have no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit their registration under the Securities Act of 1933, as amended (the “Securities Act”). Pledgor further acknowledges and agrees that any offer to sell any Pledged Collateral which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of Dallas, Texas (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the UCC (or any successor or similar, applicable statutory provision), notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that

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Secured Party or one or more of the Lender Parties may, in such event, bid for the purchase of such Pledged Collateral.

(d) Pledgor also hereby acknowledges that any private sale of the Pledged Collateral may be subject to compliance with federal and state securities and/or other laws.

(e) Each purchaser at any such sale shall hold the property sold, absolutely free from any claim or right whatsoever, including any equity or right of redemption of Pledgor, and Pledgor hereby specifically waives all rights of redemption, stay or appraisal and other rights that Pledgor has or may have under any law, regulation or statute now existing or hereafter adopted or otherwise. Secured Party shall give Pledgor not less than ten (10) calendar days written notice of its intention to make any such public or private sale. In the case of a public sale, such notice shall state the time and place fixed for such sale, and, in case of a sale at broker’s board, on a securities exchange, at one or more of Secured Party’s places of business or elsewhere, shall state the board, exchange or other location at which such sale is to be made and the day on which the Pledged Collateral, or that portion thereof so being sold, will first be offered for sale at such location. In the case of a private sale, such notice shall state only the date on or after which such sale may be made. Any such notice given as aforesaid shall be deemed to be reasonable notification.

(f) Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any sale the Pledged Collateral may be sold in one lot as an entirety or in parts, as Secured Party may determine. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Pledged Collateral on credit or for future delivery, the Pledged Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may again be sold upon like notice.

(g) Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose its lien or security interest arising from this Agreement and sell the Pledged Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(h) On any sale of any part of the Pledged Collateral, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale that may be necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser(s) by any Governmental Authority.

(i) Pledgor hereby acknowledges, understands and agrees that Secured Party (i) may exercise its rights under the Loan Agreement and the other Loan Documents, whether or not they provide security for any of the Secured Obligations, without exercising its rights hereunder or affecting the security provided hereunder, and (ii) may proceed against all or any portion of the Pledged Collateral and all other collateral securing any of the Secured Obligations in such order and at such time as determined by Secured Party in its sole discretion. Pledgor hereby expressly waives any rights under the doctrine of marshalling of assets.

(j) Pledgor hereby acknowledges, understands and agrees that compliance with the foregoing procedures shall satisfy any applicable requirements that such sale or disposition be made in

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a commercially reasonable manner, and shall result in such sale or disposition being considered and deemed to have been made in a commercially reasonable manner.

(k) Each of the rights, powers and remedies provided herein, or in the Loan Agreement or any Loan Document, or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for herein or therein or now or hereafter existing at law, in equity, by statute or otherwise. The exercise of any such right, power or remedy shall not preclude the simultaneous or later exercise of any or all other such rights, powers or remedies. No notice to or demand on Pledgor in any case shall entitle Pledgor to any other notice or demand in similar or other circumstances.

(l) The proceeds of any collection, recovery, receipt, appropriation, realization, transfer, exchange, disposition or sale as aforesaid shall be applied by Secured Party as provided in the Loan Agreement.

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR

(a) Pledgor represents and warrants to Secured Party as of the date hereof and as of the date of each request for Revolving Loan (which representations and warranties shall survive the execution and delivery of this Agreement and the making of Loans and advances under the Loan Agreement) as follows:

(i) it has full legal capacity and all requisite power, right and authority to (A) own the Pledged Collateral, (B) execute, deliver and perform this Agreement, (C) pledge the Pledged Collateral, and (D) grant the security interests and Liens in the Pledged Collateral pursuant to this Agreement and otherwise consummate the transactions contemplated under this Agreement and the other Loan Documents to which it is a party, and Pledgor is under no legal restriction, limitation or disability that would prevent it from doing any of the foregoing;

(ii) this Agreement has been duly executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity);

(iii) Pledgor is the direct record and beneficial owner of each security and other interest that comprises the Pledged Collateral, and Pledgor has and will have good, valid and marketable title thereto, free and clear of all Encumbrances other than the security interests created by this Agreement and other Permitted Liens;

(iv) all of the Pledged Collateral has been duly authorized and validly issued, are fully paid and (other than with respect to limited liability company and partnership interests) non-assessable and none of the Pledged Collateral was issued in violation of the preemptive rights of any Person or of any agreement by which Pledgor or any Issuer is bound;

(v) the Pledged Collateral described on Schedule 1.1 attached hereto constitute 100% of (1) the issued and outstanding partnership interests of each Partnership if any, (2) the issued and outstanding LLC Units of each limited liability company Issuer, if any, and (3) the issued and outstanding Pledged Shares of each corporate Issuer (other than, in each case, the Excluded Equity), in each case that is owned by Pledgor as of the date hereof;

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(vi) the Pledged Collateral is and will be duly and validly pledged to Secured Party in accordance with applicable law, and Secured Party has a good, valid and perfected first priority Lien on and security interest in the Pledged Collateral and the proceeds thereof subject to no Liens in favor of any other Person (other than Permitted Liens), and no filing or other action will be necessary to perfect or protect such lien or security interest other than the filing of any financing statement with the secretary of state (or equivalent government official) of the state in which Pledgor is organized naming Pledgor, as debtor, and Secured Party, as secured party, and describing the Pledged Collateral and delivery to Secured Party of any certificates evidencing the Pledged Collateral (properly endorsed for transfer to Secured Party or in blank);

(vii) the execution, delivery and performance by Pledgor of this Agreement and the consummation of the transactions and the creation and granting of the security interests and liens contemplated thereby do not and will not (A) conflict with or violate the certificate of formation, articles of formation, articles of incorporation, bylaws, LLC Agreements, Partnership Agreements or similar documents of any Issuer or any agreement by and between Pledgor or any such Issuer and its respective equity owners or among any such equity owners; (B) conflict with, result in a breach of, constitute a default of or an event of default under, or constitute any event, fact, condition or circumstance which, with notice or passage of time or both, would constitute or result in a conflict, breach, default or event of default under, require any consent not obtained under, or result in or require the acceleration of any indebtedness pursuant to, any agreement, indenture or other instrument to which any Issuer is a party or by which any Issuer or any of its or their respective properties or assets are bound or subject, in each case, the effect of which would reasonably be expected to have or result in a Material Adverse Effect; (C) conflict with or violate any provision of any applicable law, statute, rule, regulation, ordinance, license or tariff or any judgment, decree or order of any court or other Governmental Authority binding on or applicable to any Issuer or any of its or their respective properties or assets or any of the Pledged Collateral, the effect of which would reasonably be expected to have or result in a Material Adverse Effect; or (D) result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of any Issuer except those contemplated hereunder;

(viii) no restrictions or conditions exist with respect to the transfer, voting or capital of any Pledged Collateral and no approval, consent or authorization of, filing, (other than UCC financing statements), registration or qualification with, or other action by, any Issuer, any Governmental Authority or any other Person is or will be necessary to permit the valid execution, delivery or performance of this Agreement by Pledgor or consummation of the transactions or creation or granting of the Liens and security interests contemplated hereby and all documentary stamp and other taxes and fees owing in connection with the issuance transfer or pledge of the Pledged Collateral (or rights in respect thereof) have been paid;

(ix) there is no action, claim, suit, proceeding or investigation pending or, to the knowledge of Pledgor, currently threatened against or affecting the Pledged Collateral, any Issuer, the Pledgor, or this Agreement or the transactions contemplated hereby, before or by any court, arbitrator or Governmental Authority (A) that questions or could prevent the validity of this Agreement or the right or ability of Pledgor to enter into this Agreement or to consummate the transactions or create or grant the Liens and security interests contemplated hereby, (B) that would reasonably be expected to have or result in, either individually or in the aggregate, any Material Adverse Effect, or (C) that would reasonably be expected to result in any change in the current equity ownership of any Issuer, nor is Pledgor aware that there is any basis for any of the foregoing;

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(x) no Issuer is a party or subject to any judgment, order or decree or any agreement, document or instrument or subject to any restriction, any of which do or would adversely affect or prevent Pledgor’s ability to execute or deliver, perform under, consummate the transactions contemplated by, or to observe the covenants and agreements contained in this Agreement;

(xi) the obligations of Pledgor under this Agreement are not subordinated in any way to any other obligation of Pledgor or to the rights of any other Person; and neither Pledgor nor any entity whose security constitutes part of the Pledged Collateral is a party to or has entered into any agreement, document or instrument that conflicts with this Agreement or that otherwise relates to the Pledged Collateral which would reasonably be expected to have a Material Adverse Effect;

(xii) the foregoing representations and warranties are made with the knowledge and intention that Secured Party is relying and will rely thereon, and such representations and warranties shall survive the execution and delivery of this Agreement and the making of Loans and advances under the Loan Agreement;

(xiii) Pledgor has delivered to Secured Party all certificates and instruments evidencing Pledged Collateral and all such certificates and instruments are valid and genuine and have not been altered;

(xiv) no Issuer has any outstanding stock rights, rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding whereby any Person would be entitled to have issued to it units of ownership interest, stock or partnership or membership interests in any Issuer; and

(xv) Pledgor has not, nor has any Issuer, elected the application of Article 8 of the UCC to apply to any Issuer or any Company Rights, and Article 8 of the UCC is thus not applicable to any Issuer other than any corporate Issuer.

(b) Until all Obligations (other than contingent indemnification obligations, to the extent no claim giving rise thereto has been asserted) have been satisfied in full and indefeasibly paid in full in cash and the Loan Agreement has been terminated, Pledgor hereby covenants that:

(i) Pledgor shall: (A) at the request of Secured Party, execute, obtain, deliver, file, register and/or record any and all financing statements, continuation statements, instruments and other documents, or cause the execution, filing, registration, recording or delivery of any and all of the foregoing, that are necessary or required under law or otherwise reasonably requested by Secured Party to be executed, filed, registered, obtained, delivered or recorded to create, perfect, preserve, validate or otherwise protect the pledge of the Pledged Collateral to Secured Party and Secured Party’s perfected security interest in and lien on the Pledged Collateral; (B) maintain, or cause to be maintained, at all times, the pledge of the Pledged Collateral to Secured Party and Secured Party’s perfected first priority lien on and security interest in the Pledged Collateral; (C) use commercially reasonable efforts to defend the Pledged Collateral and Secured Party’s security interest therein and perfected first priority lien thereon against all claims and demands (other than Permitted Liens) of all Persons at any time claiming the same or any interest therein adverse to Secured Party, and pay all reasonable costs, fees and expenses (including, without limitation, in-house documentation and diligence fees and legal expenses and reasonable attorneys’ fees and expenses) in connection with such defense, which may at Secured Party’s discretion be charged to Pledgor’s account and added to the

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Obligations, and (D) if Secured Party so demands in writing in accordance with this Agreement to the extent entitled thereto pursuant to this Agreement or otherwise at any time during the continuance of an Event of Default, deliver all replacements, products and proceeds of, and dividends, distributions in property, returns of capital or other distributions made on or with respect to, the Pledged Collateral to Secured Party promptly upon receipt in a form and manner reasonably satisfactory to Secured Party;

(ii) Pledgor shall, and shall cause each Issuer to, keep true, complete and accurate books of record with respect to the Pledged Collateral in accordance with commercially reasonable business practices;

(iii) Pledgor shall, and shall cause each Issuer to, take all necessary and appropriate commercially reasonable actions to ensure that (A) this Agreement and the security interests and Liens created hereby are and remain perfected and enforceable against Pledgor in accordance with its and their terms, and (B) Pledgor complies with each of its covenants, agreements and obligations under this Agreement;

(iv) Pledgor shall not take or permit to be taken, or permit or cause any Issuer to take or permit to be taken, any action in connection with the Pledged Collateral or otherwise which would reasonably be expected to impair the value of the Pledged Collateral or any portion thereof or the value of the interests or rights of Pledgor or Secured Party therein or with respect thereto, including, without limitation, any amendment to or modification of the certificate of formation (or similar charter documents) or bylaws or limited liability company agreement (or similar documents) of such Person which would reasonably be expected to result in or cause any of the foregoing;

(v) Pledgor shall not, and shall not permit any Issuer to, cause or permit to be done, or enter into or make or become a party to any agreement (oral or written), arrangement or commitment to do or cause to be done, any of the things prohibited by this Agreement or that would breach this Agreement, any of the other Loan Documents or any other instrument, agreement, arrangement, commitment or document to which Pledgor or any Issuer is a party or by which Pledgor or any of its properties or assets is or may be bound or subject; and

(vi) Except for the Pledged Shares, the Pledged Collateral is not and shall not at any time be evidenced by any certificates. The certificates evidencing the Pledged Collateral shall at all times be valid and shall not be altered. The Pledged Collateral at all times shall be duly authorized, validly issued, fully paid and (other than with respect to partnership and limited liability company interests) non-assessable, and shall not be issued in violation of the pre-emptive rights of any Person or of any agreement by which Pledgor or any Issuer is bound and shall not be subject to any restrictions with respect to transfer, voting or capital of such Pledged Collateral.

6.	RIGHTS OF SECURED PARTY UPON OCCURRENCE AND CONTINUATION OF EVENT OF DEFAULT

In addition to the provisions set forth in this Agreement, the Loan Agreement and in the other Loan Documents, upon the occurrence and continuation of an Event of Default, Secured Party shall have the right to exercise any and all other rights, options and remedies provided for herein, in the Loan Agreement or any other Loan Document, under the UCC, or at law or in equity generally or otherwise, including, without limitation, the right (i) to foreclose the security interests and Liens created hereunder, (ii) to realize upon or to take possession of or sell any of the Pledged Collateral with or without judicial

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process, and (iii) to exercise such rights and powers with respect to the Pledged Collateral as Pledgor might exercise.

7.	MISCELLANEOUS PROVISIONS

7.1.	Additional Actions and Documents

Pledgor hereby agrees to take or cause to be taken such further commercially reasonable actions (including, without limitation, the delivery to Secured Party of certificates representing the Pledged Collateral now or hereafter acquired or owned by Pledgor), to obtain such consents and approvals and to duly execute, deliver and file or cause to be executed, delivered and filed such further agreements, assignments, instructions, documents and instruments as may be necessary or as may be reasonably requested by Secured Party in order to fully effectuate the purposes, terms and conditions of this Agreement and the consummation of the transactions contemplated hereby, whether before, at or after the performance and/or consummation of the transactions contemplated hereby or the occurrence of a Default or Event of Default hereunder.

7.2.	Expenses

Notwithstanding and without limiting or being limited by any other provision of this Agreement or the Loan Documents, Pledgor shall pay all reasonable costs, fees and expenses incurred by Secured Party or any of its Affiliates, including, without limitation, documentation and diligence fees and expenses, all search, audit, appraisal, recording, professional and filing fees and expenses and all other out-of-pocket charges and expenses (including, without limitation, UCC and judgment and tax lien searches and UCC filings and fees for post-closing UCC and judgment and tax lien searches) and, reasonable attorneys’ fees and expenses, (a) in any effort to enforce this Agreement, the Loan Agreement, any other Loan Document and/or any related agreement, document or instrument, or to effect collection hereunder or thereunder, (b) in connection with entering into, negotiating, preparing, reviewing and executing this Agreement, the Loan Agreement and the other Loan Documents and all related agreements, documents and instruments, (c) arising in any way out of administration of the Obligations or the security interests or liens created hereunder, including without limitation, any wire transfer fees or audit expenses or filing or recordation fees, (d) in connection with instituting, maintaining, preserving, perfecting and enforcing Secured Party’s rights hereunder and enforcing and/or foreclosing on the security interests and/or Liens in any of the Pledged Collateral, through judicial process or otherwise, (e) in defending or prosecuting any actions, claims or proceedings arising out of or relating to this Agreement and/or any related agreement, document or instrument, (f) in seeking or receiving any advice with respect to its rights and obligations under this Agreement, the Loan Agreement, any other Loan Documents and/or all related agreements, documents and instruments, and/or (g) in connection with any modification, supplement, amendment, waiver or extension of this Agreement, the Loan Agreement, any other Loan Document or any related agreement, document or instrument, and all of the same may be charged to Pledgor’s account and shall be part of the Obligations. If Secured Party or any of its Affiliates uses in-house counsel for any of the purposes set forth above or any other purposes under this Agreement for which Pledgor is responsible to pay or indemnify, Pledgor expressly agrees that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Secured Party or such Affiliate in its sole discretion for the work performed. In addition and without limiting the foregoing, Pledgor shall pay all taxes (other than taxes based upon or measured by Secured Party’s income or revenues or any personal property tax), if any, in connection with the making of the Loans and the recording of the security documents and financing statements therefor and pursuant to the Loan Documents.

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7.3.	Notices

Any notice or request hereunder shall be given to Pledgor or to Secured Party in accordance with the provisions set forth in the Loan Agreement.

7.4.	Delay

No course of action or dealing, renewal or extension of this Agreement, any security interests or liens created hereunder or rights or obligations hereunder, release of Pledgor or any of the foregoing or delay, failure or omission on Secured Party’s part in enforcing this Agreement, the Loan Agreement or any other Loan Document or in exercising any right, remedy, option or power hereunder or thereunder shall affect the liability of Pledgor or operate as a waiver of such or of any other right, remedy, power or option or of any default, nor shall any single or partial exercise of any right, remedy, option or power hereunder or under any other Loan Document affect the liability of Pledgor or preclude any other or further exercise of such or any other right, remedy, power or option. No waiver by any party to this Agreement of any one or more defaults by the other party in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. Notwithstanding any other provision of this Agreement, the Loan Agreement or any other Loan Document, by completing the closing or by making Loans or advances, Secured Party does not waive a breach of any representation or warranty of Pledgor under this Agreement, the Loan Agreement or any other Loan Document, and all of Secured Party’s claims and rights resulting from any breach or misrepresentation by Pledgor are specifically reserved by Secured Party.

7.5.	Governmental Approvals

Upon the exercise by Secured Party or any of its Affiliates of any right or remedy under this Agreement, the Loan Agreement or any other Loan Document that requires any consent, approval or registration with, or consent, qualification or authorization by, any Governmental Authority, Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents that Secured Party may be required to obtain for such governmental consent, approval, registration, qualification or authorization.

7.6.	Release of Pledged Collateral

Promptly following full performance and satisfaction and indefeasible payment in full in cash of the Secured Obligations (other than contingent indemnification obligations, to the extent no claim giving rise thereto has been asserted) and the termination of the Loan Agreement, the security interests and Liens created hereby shall terminate and Secured Party shall promptly execute and deliver such documents, at Pledgor’s expense, as are necessary to release Secured Party’s security interests and Liens in the Pledged Collateral and shall promptly return the Pledged Collateral to Pledgor at the address of Pledgor set forth herein or at such other address as Pledgor may direct in writing. Secured Party shall not be deemed to have made any representation or warranty with respect to any Pledged Collateral so delivered, except that such Pledged Collateral is free and clear, on the date of such delivery, of any and all Liens, charges and encumbrances arising from Secured Party’s own acts.

7.7.	Successors and Assigns; Participations; New Secured Parties

(a) This Agreement shall inure to the benefit of Secured Party, all future holders of the Loans and the Obligations, or any of the Secured Obligations or any of the Pledged Collateral and all Transferees (as defined below), and each of their respective successors and permitted assigns. Pledgor may not assign, delegate or transfer this Agreement or any of its rights or obligations under this

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Agreement, the Loan Agreement or any other Loan Document without the prior written consent of Secured Party and Required Lenders. No rights are intended to be created under this Agreement or under any other Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of Pledgor. Nothing contained in this Agreement or any other Loan Document shall be construed as a delegation to Secured Party of Pledgor’s duty of performance, including, without limitation, any duties under any account or contract in which Secured Party has a security interest or Lien. This Agreement shall be binding upon Pledgor and its respective heirs and assigns.

(b) PLEDGOR ACKNOWLEDGES THAT SECURED PARTY AND THE OTHER LENDER PARTIES AT ANY TIME AND FROM TIME TO TIME MAY SELL, ASSIGN OR GRANT PARTICIPATING INTERESTS IN OR TRANSFER ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER, THIS AGREEMENT TO ONE OR MORE OTHER PERSONS, AS SET FORTH IN THE LOAN AGREEMENT (EACH SUCH TRANSFEREE, ASSIGNEE OR PURCHASER, A “TRANSFEREE”). In such case, the Transferee shall have all of the rights and benefits with respect to the portion of such Obligations, the Pledged Collateral, this Agreement, the Loan Agreement and the other Loan Documents held by it as fully as if such Transferee were the original holder thereof (including without limitation rights of set-off and recoupment), and shall become vested with all of the powers and rights given to Secured Party and/or any other Lender Party, as applicable, hereunder with respect thereto, and shall be deemed to be a “Secured Party” for all purposes hereunder, the predecessor Secured Party or other Lender Party shall thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights and interests so assigned. Pledgor hereby grants to any Transferee or any assignee or other transferee of Secured Party a continuing security interest and Lien in the Pledged Collateral and any deposits, accounts, instruments, moneys or other property actually or constructively held by such Transferee, assignee or transferee as security for such Person’s interest in the Obligations, the Pledged Collateral, the Loan Agreement and/or this Agreement and/or the other Loan Documents.

(c) Notwithstanding any other provision of this Agreement, the Loan Agreement or any other Loan Document, Secured Party may disclose to any Transferee, all information, and may furnish to such Transferee copies of reports, financial statements, certificates, and documents obtained under any provision of this Agreement or any Loan Document.

7.8.	Severability

If any term or provision of this Agreement is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity or unenforceability without affecting the validity or enforceability of, the remainder of this Agreement which shall be given effect so far as possible.

7.9.	Survival

It is the express intention and agreement of the parties hereto that all obligations, covenants, agreements, representations, warranties, waivers and indemnities made by Pledgor herein shall survive the execution, delivery and termination of this Agreement and the making of Loans and advances and the termination of this Agreement until all Obligations (other than contingent indemnification obligations, to the extent no claim giving rise thereto has been asserted) are performed in full and indefeasibly paid in full in cash and the Loan Agreement is terminated.

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7.10.	Rights and Remedies not Exclusive

(a) Secured Party shall have the right in its sole discretion to determine which rights, powers, Liens, security interests or remedies Secured Party may at any time pursue, relinquish, subordinate or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Secured Party’s rights, powers, Liens, security interests or remedies hereunder, under the Loan Agreement or any of the Loan Documents, or under applicable law or at equity.

(b) The enumeration of the rights and remedies herein is not intended to be exhaustive. The rights and remedies of Secured Party described herein are cumulative and are not alternative to or exclusive of any other rights or remedies which Secured Party otherwise may have by contract or at law or in equity, and the partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

7.11.	Effectiveness and Termination

This Agreement shall be effective on the date hereof and shall continue in full force and effect until full performance and satisfaction and indefeasible payment in full in cash of all Obligations (other than contingent indemnification obligations, to the extent no claim giving rise thereto has been asserted) and termination of the Loan Agreement, all in accordance with the Loan Agreement, and the rights and powers and security interests and Liens granted to Secured Party hereunder and the financing statements filed pursuant hereto shall continue in full force and effect notwithstanding the termination of this Agreement or the fact that Borrower’s borrowings under the Loan Agreement may from time to time be temporarily in a zero or credit position, until all of the Obligations (other than contingent indemnification obligations, to the extent no claim giving rise thereto has been asserted) have been indefeasibly paid in full in cash and performed and satisfied in full. Unless and until this Agreement shall have been terminated in accordance with its terms and all Secured Obligations (other than contingent indemnification obligations, to the extent no claim giving rise thereto has been asserted) shall have been paid in full in cash and performed and satisfied in full, Pledgor waives any rights which it may have under the UCC or otherwise to demand the filing of termination statements with respect to the Pledged Collateral, and Secured Party shall not be required to send such termination statements to Pledgor, or to file them with any filing office except as required by Applicable Law.

7.12.	Governing Law; Venue; Construction

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO VENUE ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION. NOTWITHSTANDING THE FOREGOING, SECURED PARTY SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY CREDIT PARTY OR ITS

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PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION AS SECURED PARTY, AS THE CASE MAY BE, DEEMS NECESSARY OR APPROPRIATE IN ORDER TO EXERCISE REMEDIES WITH RESPECT TO THE COLLATERAL.

(c) EACH PARTY HERETO ACKNOWLEDGES THAT BOTH PARTIES PARTICIPATED IN THE NEGOTIATION AND DRAFTING OF THIS AGREEMENT AND THAT, ACCORDINGLY, NEITHER PARTY SHALL MOVE OR PETITION A COURT CONSTRUING THIS AGREEMENT TO CONSTRUE IT MORE STRINGENTLY AGAINST ONE PARTY THAN AGAINST THE OTHER.

7.13.	Captions

The captions in this Agreement are intended for convenience and reference only and do not constitute and shall not be interpreted as part of this Agreement, and shall not affect the meaning or interpretation of this Agreement.

7.14.	Counterparts

This Agreement may be executed in one or more counterparts, all of which taken together shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, email transmission or other electronic means, which signatures shall be considered original executed counterparts for purposes of this Section 7.14, and each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party to this Agreement.

7.15.	Indemnity

(a) NOTWITHSTANDING AND WITHOUT LIMITING ANY OTHER PROVISION OF THIS AGREEMENT, THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT, PLEDGOR SHALL INDEMNIFY SECURED PARTY, EACH LENDER PARTY AND THEIR AFFILIATES AND THEIR RESPECTIVE MANAGERS, MEMBERS, OFFICERS, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “INDEMNIFIED PERSONS”) FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, SECURED PARTY’S REASONABLE IN-HOUSE DOCUMENTATION AND DILIGENCE FEES AND REASONABLE LEGAL EXPENSES AND REASONABLE FEES AND DISBURSEMENTS OF COUNSEL) WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY INDEMNIFIED PERSON WITH RESPECT TO OR ARISING OUT OF, OR IN ANY LITIGATION, PROCEEDING OR INVESTIGATION INSTITUTED OR CONDUCTED BY ANY GOVERNMENTAL AUTHORITY OR ANY OTHER PERSON WITH RESPECT TO ANY ASPECT OF, OR ANY TRANSACTION CONTEMPLATED BY OR REFERRED TO IN, OR ANY MATTER RELATED TO OR ANY ASPECT OF, THIS AGREEMENT, THE OBLIGATIONS, THE PLEDGED COLLATERAL OR ANY OF THE LOAN DOCUMENTS OR ANY AGREEMENT OR DOCUMENT CONTEMPLATED HEREBY OR THEREBY (INCLUDING, WITHOUT LIMITATION, RELATING TO OR ARISING OUT OF ANY OF THE OBLIGATIONS AND/OR TRANSACTIONS CONTEMPLATED UNDER SECTION 7.15(B) OF THIS AGREEMENT), WHETHER OR NOT SUCH INDEMNIFIED PERSON IS A PARTY THERETO, EXCEPT TO THE EXTENT THAT ANY OF THE FOREGOING ARISES SOLELY AND DIRECTLY OUT OF THE GROSS NEGLIGENCE, BAD FAITH OR

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WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON. Secured Party agrees to give Pledgor reasonable notice of any event of which Secured Party becomes aware for which indemnification may be required under this Section 7.15, and Secured Party may elect (but is not obligated) to direct the defense thereof, provided that the selection of counsel shall be subject to Pledgor’s consent, which consent shall not be unreasonably withheld or delayed. Secured Party and any other Indemnified Person may, in its reasonable discretion, take such actions as it deems necessary and appropriate to investigate, defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of Secured Party or any of the other Indemnified Persons, its or their interest or the Pledged Collateral generally. If any Indemnified Person uses in-house counsel for any of the purposes set forth above or any other purposes under this Agreement for which Pledgor is responsible to pay or indemnify, Pledgor expressly agrees that its indemnification obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by such Indemnified Person in its sole discretion for the work performed.

(b) Notwithstanding the foregoing, if any insurer agrees to undertake the defense of an event (an “Insured Event”), Secured Party agrees not to exercise its right to select counsel to defend the event if that would cause Pledgor’s insurer to deny coverage; provided, however, that Secured Party reserves the right to retain counsel to represent it or any of the other Indemnified Persons with respect to an Insured Event at its sole cost and expense. To the extent that Secured Party obtains recovery from a third party other than an Indemnified Person of any of the amounts that Pledgor has paid to Secured Party pursuant to the provisions of this Section 7.15, then Secured Party shall promptly pay to Pledgor the amount of such recovery.

7.16.	Setoff

In addition to any other rights Secured Party may have hereunder, under the Loan Agreement or any of the Loan Documents, or under applicable law or at equity, upon the occurrence and continuation of any Event of Default Secured Party shall have the right to apply any property of Pledgor held by Secured Party to reduce the Obligations.

7.17.	Waiver of Notice; Waiver of Statute of Limitations

Pledgor hereby waives demand, presentment, protest, notice of dishonor or non-payment, as well as all defenses with respect to any and all instruments, notice of acceptance hereof, notice of Loans or advances made, credit extended, collateral received or delivered, or any other action taken by Secured Party in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein or in the other Loan Documents. The pleading of any statute of limitations as a defense to any demand against Pledgor hereunder and under the Loan Documents is expressly waived by Pledgor.

7.18.	Waiver of Defenses

Pledgor hereby waives any and all defenses and counterclaims it may have or could interpose in any action or procedure brought by Secured Party to obtain an order of court recognizing the assignment of or security interests and liens of Secured Party in and to the Pledged Collateral.

7.19.	Discharge of Pledgor’s Obligations

In addition to and notwithstanding any other provision of this Agreement, the Loan Agreement or any other Loan Document, Secured Party, in its sole discretion, shall have the right, but not

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the obligation, at any time that Pledgor fails to do so, without prior notice to Pledgor, to: (i) obtain insurance covering any of the Pledged Collateral as and to the extent required under the Loan Agreement; (ii) pay for the performance of any of Pledgor’s obligations hereunder; (iii) discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on any of the Pledged Collateral in violation of this Agreement unless Pledgor is in good faith with due diligence by appropriate proceedings contesting those items; and (iv) pay for the maintenance and preservation of any of the Pledged Collateral. Such expenses and advances shall be added to the Secured Obligations until reimbursed to Secured Party and shall be secured by the Pledged Collateral. Any such payments and advances by Secured Party shall not be construed as a waiver by Secured Party of any Default or Event of Default or any other rights, remedies or powers of Secured Party hereunder, or under the Loan Agreement or any other Loan Document or otherwise.

7.20.	Jury Waiver

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY KIND BROUGHT BY EITHER AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, WHETHER OR NOT SPECIFICALLY SET FORTH THEREIN.

7.21.	Entire Agreement

This Agreement, the Loan Agreement and the other Loan Documents to which Pledgor is a party constitute the entire agreement between Pledgor and Secured Party with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof, which are hereby terminated, null and void and of no further force or effect. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Pledgor and Secured Party. Neither this Agreement nor any portion hereof may be changed, modified, amended, restated, waived, supplemented, canceled or terminated orally or by any course of dealing or in any other manner other than by an agreement in writing signed by both Secured Party and Pledgor. Any waiver of this Agreement by Secured Party shall be limited solely to the express terms and provisions of such waiver. Each party to this Agreement acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement, the Loan Agreement and the other Loan Documents and is not relying upon oral representations or statements inconsistent with the terms and/or provisions of this Agreement.

7.22.	Sole Duty of Secured Party

Secured Party shall have no responsibility for or obligation or duty with respect to all or any part of the Pledged Collateral or any matter or proceeding arising out of or relating thereto, including without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights pertaining thereto.

US PLEDGE AGREEMENT - Page 20

7.23.	Secured Party Approvals

Unless expressly provided herein or in the Loan Agreement to the contrary, any approval, consent, waiver or satisfaction of Secured Party with respect to any matter that is subject of this Agreement, the Loan Agreement or the other Loan Documents may be granted or withheld by Secured Party in its sole and absolute discretion (with any necessary consents of Lenders or Required Lenders, as applicable, under the Loan Agreement).

7.24.	No Unwritten Oral Agreements

THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PLEDGOR, ADMINISTRATIVE AGENT AND LENDERS RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN PLEDGOR AND ADMINISTRATIVE AGENT. THIS AGREEMENT SUPERSEDES ALL PRIOR (IF ANY) ORAL AGREEMENTS, ARRANGEMENTS, OR UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

US PLEDGE AGREEMENT - Page 21

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Pledge Agreement as of the date first written above.

PLEDGOR:

MAD CATZ INTERACTIVE, INC. as the Pledgor

By:	/s/ Darren Richardson

Name:	Darren Richardson

Title:	President & CEO

SECURED PARTY:

NEWSTAR BUSINESS CREDIT, LLC as the Secured Party

By:	/s/ Greg Gentry

Name:	Greg Gentry

Title:	Senior Vice President

US PLEDGE AGREEMENT - Signature Page

Pledge Agreement

Schedule 1.1

Description of Initial Pledged Shares

Name of Issuer	Class or Series of Equity Interest	Number of Shares	Certificate Representing Equity Interest	Percentage of Equity Interest Pledged
Mad Catz, Inc.				100%
1328158 Ontario Inc.				100%

Description of Initial Partnership Rights

  None.

Description of Initial LLC Units Pledged

  None.

US PLEDGE AGREEMENT - Schedule 1.1